UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2014

AKERS BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

New Jersey	333-190456	22-2983783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Grove Road Thorofare, NJ 08086
(Address of Principal Executive Offices)

(856) 848-2116

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On October 24, 2014, Akers Biosciences, Inc. (“Akers” or the “Company”) entered into a Joint Venture Agreement (the “Joint Venture Agreement”) by and among the Company, Hainan Savy Investment Management Ltd. (“Hainan”) and Mr. Thomas Knox, the Company’s Non-Executive Co-Chairman (“Mr. Knox”, together with the Company and Hainan collectively the “Parties”), to research, develop, produce and sell certain Akers’ rapid diagnostic screening and testing products in China (the “Joint Venture”). The Joint Venture will be located in Haikou, the capital city of Hainan, China, and will be incorporated as Hainan Savy Akers Biosciences, Ltd.

The Joint Venture Agreement provides that the Joint Venture will market and sell certain Akers products, with a special emphasis on diabetes, cardiac, and infectious diseases rapid diagnostic screening and testing products. Pursuant to the Joint Venture Agreement the initial capital contribution required of the Parties for the Joint Venture is RMB 2,000,000 or US$326,877.52 (the “Registered Capital”), to be remitted no later then November 25, 2014. Hainan will contribute 56%, Akers will contribute 19.9% and Mr. Knox will contribute the remaining 24.1% of the Registered Capital. All of the Parties’ respective contributions of Registered Capital must be paid by November 25, 2014.

The Joint Venture Agreement also creates a Board of Directors for the Joint Venture consisting of three representatives of Hainan as well as Raymond F. Akers Jr., Ph.D, and Mr. Knox.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.1*	Joint Venture Agreement, dated October 24, 2014, by and between Akers Biosciences, Inc., Hainan Savy Investment Management Ltd, and Thomas Knox.
99.1*	Press Release

*filed herewith

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKERS BIOSCIENCES, INC.

Date: October 29, 2014	By:	/s/ Raymond F., Akers Jr.
Raymond F., Akers Jr.
Executive Chairman